SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




 Date of Report (Date of earliest event reported):  December 31, 2002




                 JMB/245 PARK AVENUE ASSOCIATES, LTD.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




   Illinois                   0-13545           36-3265541
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(State or other)            (Commission      (IRS Employer
Jurisdiction of             File Number)     Identification No.)
Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.  Prior to December 31, 2002,
JMB/245 Park Avenue Associates, Ltd. (the "Partnership") owned through JMB 245 Park Avenue Holding Company, LLC ("245 Park Holding") (a limited liability company of which the Partnership is a 99% member, and WFP
Property G.P. Corp. ("WFP,GP"), a party not affiliated with the Partnership is a 1% member) an approximate 5.4% general partner interest in Brookfield Financial Properties, L.P. ("BFP, LP") represented by 5,673.751 Class A Units. BFP, LP's principal assets are majority and controlling interests in seven office buildings located in New York, New York and Boston, Massachusetts. The Partnership's interest in BFP, LP was pledged as collateral for certain notes payable (collectively "the JMB Notes") aggregating approximately $88,636,000 in principal and interest at September 30, 2002, to JMB Realty Corporation ("JMB"), which required mandatory payment of principal and interest out of any net proceeds received upon the sale, refinancing or other disposition of, or any distribution made with respect to the Partnership's interest in BFP, LP.

On December 31, 2002 (the "Redemption Date") 245 Park Holding entered into a redemption agreement (the "Redemption") by and between 245 Park Holding, WFP, GP and BFP, LP pursuant to which 245 Park Holding transferred, and BFP, LP thereby redeemed 5,106.376 Class A Units from 245 Park Holding, or 90% of its approximate 5.4% interest, (the "Redeemed Interest") in BFP, LP for the redemption price of $56,109,000 (the "Redemption Price"). 245 Park Holding's remaining interest in BFP, LP consists of 567.375 Class A Units (the "Retained Interest"). In accordance with the 245 Park Holding limited liability company agreement, 245 Park Holding distributed approximately $55,548,000 (99% of the Redemption Price) to the Partnership and approximately $561,000 (1% of the Redemption Price) to WFP, GP. The Partnership received its share of the Redemption Price on the Redemption Date and in accordance with the security agreements relating to the JMB Notes, the Partnership then paid to JMB approximately $55,548,000 as repayment toward the JMB Notes. Unpaid principal and accrued interest on four of the five notes outstanding were retired. The interest rate on the remaining JMB Note is 2% per annum.

In connection with the Redemption, the limited partnership agreement of BFP, LP was amended (the "Amendment") to, among other things, incorporate certain provisions from the JMB Transaction Agreement, including the right of the Partnership to consent to the nomination of an independent director to the board of directors of Brookfield Properties Corporation. The JMB Transaction Agreement, as well as the Registration Right Agreement between 245 Park Holding and BFP, LP, were otherwise terminated in connection with the Amendment. The Amendment also generally provides that in the event either (i) a sale or other disposition of the 245 Park Avenue Building by BFP, LP results in the recognition by the Partnership of gain for federal income tax purposes, or (ii) as a result of a merger or consolidation of BFP, LP, the Partnership thereafter holds less than one-half of its Retained Interest in a form which does not give rise to a material amount of gain for federal income tax purposes, the Partnership may elect to sell to BFP, LP, and BFP, LP may elect to redeem from the Partnership, the Retained Interest at its fair market value (as defined in the BFP, LP partnership agreement) per Class A Unit, but in no event less than 80% ($8,790), and no greater than 120% ($13,186), of the redemption price per Class A Unit in the Redemption.

BFP, LP has had the right to sell the 245 Park Avenue property without the consent of the Partnership since January 2000. In the Amendment, BFP, LP is obligated to use its commercially reasonable efforts, in any agreement of merger or consolidation entered into by BFP, LP on or before December 2007, to the extent that the consideration is comprised in whole or in part of equity interests, to provide for the Partnership to obtain its share of such equity interests in a form such that the Partnership will not recognize a material amount of gain for federal income tax purposes. If BFP, LP, having used its commercially reasonable efforts, is unable to provide for the Partnership to receive such an equity interest, BFP, LP must pay to the Partnership, in addition to the Partnership's share of the merger consideration, a cash amount equal to the percentage of the merger consideration in the form of equity multiplied by a number which is $14 million in 2003 and reduces by $1.5 million per year through the year 2007.

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The Partnership expects to recognize a net gain on the Redemption for financial reporting purposes. The Partnership expects to recognize a gain for Federal income tax purposes, all of which will be allocated to the General Partners of the Partnership.

BFP, LP has a substantial amount of indebtedness outstanding. If any of the buildings in which BFP, LP has an interest are sold, any proceeds would be first applied to repayment of the mortgage and other indebtedness of BFP, LP. In any event, any net proceeds obtained by the Partnership would then be available to satisfy the remaining note payable and interest to JMB. Only after such applications would any remaining proceeds be available to be distributed to the Holders of Interests. Similarly, in the event of a sale or other disposition of the Retained Interest (including a redemption pursuant to an election discussed above), the proceeds of such sale or disposition would be available to satisfy the remaining note payable and unpaid interest to JMB. Only after such application would remaining proceeds, if any, be available to be distributed to the Holders of Interests.

As a result, it is unlikely that the Holders of Interests ever will receive any significant portion of their original investment. However, over the remaining term of the Partnership, as a result of sale or other disposition (including a transfer to the lenders) of the properties in which BFP, LP has an interests or of the Partnership's interest in BFP, LP, or a decrease in the Partnership's indebtedness for Federal income tax purposes, the Holders of Interests will be allocated substantial gain for Federal income tax purposes (corresponding at a minimum to all or most of their deficit capital accounts for tax purposes) without a significant amount of proceeds from such transactions. Such gain may be offset by suspended losses from prior years (if any) that have been allocated to the Holders of Interests. The actual tax liability of each Holder of Interests will depend on such Holder's own tax situation.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements.  Not Applicable.

     (b)   Pro Forma Financial Information - Narrative.

           As a result of the Redemption, the Partnership's net share of earnings from BFP, LP after December 31, 2002 will be significantly reduced (representing an approximate interest of .5% vs. 5.4%). The Partnership recognized net income from BFP, LP of approximately $7,218,000 and $5,815,000 for the twelve months ended December 31, 2001 and the nine months ended September 30, 2002, respectively. Accordingly, net income recognized would be approximately $722,000 and $581,000, respectively, for the two periods. Also, the Partnership's net recorded deficit investment in BFP, LP will be reduced from approximately $25,300,000 at September 30, 2002 to approximately $3,000,000 at December 31, 2002.

           As a result of the Partnership repaying the principal of four of the JMB Notes, after December 31, 2002, interest expense in the Partnership's Consolidated Financial Statements will be significantly reduced. For the year ended December 31, 2001, the Partnership's Consolidated Financial Statements reflected interest expense relating to the JMB Notes of $3,591,604. Interest expense relating to the JMB Notes included in the Partnership's Consolidated Financial Statements for the nine months ended September 30, 2002 was $2,128,692. Interest expense on
the remaining JMB Note would be approximately $580,000 per year.   Also, as
a result of the retirement of four of the JMB Notes, the liabilities relating to the JMB Notes, which at September 30, 2002 consisted of interest payable to affiliate, demand notes payable to affiliate, and notes payable to an affiliate - long term including accrued interest of $7,891,567, $26,328,575 and $54,416,055, respectively, will be reduced to
$0, $0, and approximately $29,631,000, respectively.





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     (c)   Exhibits

           10.1 Redemption Agreement between JMB 245 Park Avenue Holding Company, LLC, WFP Property G.P. Corp. and Brookfield Financial Properties, L.P., dated December 31, 2002.

           10.2  Fourth Amended and Restated Agreement of Limited
                 Partnership of Brookfield Financial Properties, L.P. dated as of December 31, 2002.




























































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                              SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                      JMB/245 PARK AVENUE ASSOCIATES, LTD.

                      BY:   JMB Park Avenue, Inc.
                            Corporate General Partner


                            By:   GAILEN J. HULL
                                  Gailen J. Hull
                                  Senior Vice President
                                  Principal Accounting Officer











Dated:  January 15, 2003






































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